Exhibit 99.1

TABULATION OF BALLOTS

	Amount Accepting (% of Amount Voted)	Amount Rejecting (% of Amount Voted)	Number Accepting (% of Amount Voted)	Number Rejecting (% of Amount Voted)
CLASS A5	$1,102,248,126.63 (94.38)%	$65,687,435.23 (5.62)%	322 (94.71)%	18 (5.29)%
CLASS A11	$159,878,500.00 (99.96)%	$60,000.00 (0.04)%	55 (96.49)%	2 (3.51)%
CLASS A12-A	21,080,279 (97.17)%	614,192 (2.83)%	N/A	N/A